                                                                   Exhibit 10(b)

                          PROGRESS SOFTWARE CORPORATION
                     INDEPENDENT SOFTWARE VENDOR AGREEMENT



                          PROGRESS SOFTWARE CORPORATION
                   INDEPENDENT SOFTWARE VENDOR (ISV) AGREEMENT


Independent Software Vendor: Frontstep Solutions Group, Inc.
                             ---------------------------------------------------

Address: 2800 Corporate Exchange Drive
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City, State, Zip Code: Columbus, Ohio 43231
                       ---------------------------------------------------------

Contact: VP, CFO - Daniel P. Buettin
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E-mai1: dan.buettin@frontstep.com
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Telephone: (614) 523-7000
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Fax No.: (614) 895~2972
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Territory: Worldwide
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Progress Software Corporation ("PSC") and the Independent Software Vendor
("ISV") listed above agree as follows:

1. RIGHTS AND OBLIGATIONS

1.1 PSC hereby grants to ISV, and ISV hereby accepts from PSC, the right to obtain PSC's (check the applicable box) (X) PROGRESS(R) 4GL Product line or (X) WebSpeed(TM) products (hereinafter "PSC products") on a non-exclusive basis and to market such products to ISV customers within the Territory set forth above (or the United States if no Territory is indicated) provided that, in PSC's judgment, the products and/or services ISV supplies constitute Substantial Value-Add and ISV or ISV's customers are not attempting to market PSC products within such Territory in violation of this Agreement, ISV customers shall mean those persons, end-users, companies and associations supplied by ISV with ISV's Progress based application software and/or PSC products.

1.2 "Substantial Value-Add" shall mean (check the applicable box):

(X) ISV's revenues for ISV's PROGRESS-based software product(s) (inclusive of PSC products supplied) for use on any single CPU, exclusive of hardware, support services and non-PSC Application Development Tools, shall not be less than two
(2) times ISV's cost for the purchase of the PROGRESS product(s) for that CPU;
or

(X) ISV's revenues for ISV's WebSpeed-based software product(s) (inclusive of PSC products supplied) for use on any single CPU, exclusive of hardware and non-PSC Application Development Tools, and/or ISV's services in connection with ISV's WebSpeed-based software product(s) shall not be less than two (2) times ISV's cost for the purchase of the total number of Transaction Agents (as such term is defined in the documentation accompanying the WebSpeed products) for the WebSpeed Transaction Server for that CPU.

"Application Development Tools" is defined as products whose primary purpose is to facilitate the development of other applications.

1.3 ISV agrees to attend PSC training within sixty (60) days of signing this Agreement and maintain a sufficient number (minimum of one (1) each) of capable technical and sales personnel to carry out the obligations and responsibilities of ISV under this Agreement.

1.4 ISV agrees to actively market PSC's then current annual maintenance plan to ISV's customers.

1.5 Upon placement of each order for PSC products, ISV agrees to notify PSC of each ISV customer to which it ships such PSC products, including, but not necessarily limited to, product designation, quantity, serial number, complete name and address of the ISV customer where the products are being installed (including street, city and country), and contact name. For licenses purchased for inventory or stock but not immediately deployed, ISV will notify PSC of the customer registration information required herein upon the date of such deployment.

2. PRICES, DISCOUNTS AND PAYMENT TERMS

2.1 Prices and discounts for PSC products to be supplied to ISV hereunder shall be as set forth in PSC's then-current price list and ISV discount schedule. Such prices, discounts, payment and credit terms may be changed by PSC subject to the provisions of Sections 2.2, 2.3, and 2.4.

2.2 If any change referred to in Section 2.1 results in an increase in cost to ISV, then such change shall become effective only upon thirty (30) days prior written notice by PSC.

2.3 If the change results in a decrease in cost to ISV, then PSC will grant ISV credit for the difference in cost on all PSC products purchased within thirty
(30) days prior to the effective date of the change and not yet resold by ISV on the effective date of the decrease.

2.4 Payment shall be made to PSC by ISV within thirty (30) days of shipment provided ISV meets PSC's credit requirements. Otherwise, payment shall be made in advance or on a C.O.D. basis. Interest shall accrue on any delinquent amounts owed by ISV for PSC products at the lesser of eighteen percent (18%) per annum or the maximum rate permitted by applicable usury law.

3. ORDERING PROCEDURE

3.1 Each order placed by ISV for products shall be deemed to incorporate all of the terms and conditions of this Agreement, and any terms and conditions of such order which are in addition to or inconsistent with the terms of this Agreement shall be deemed stricken from such order.

3.2 PSC shall ship products ordered by ISV as soon as practical after acceptance of ISV's order. Delivery of products shall be FOB PSC's Massachusetts headquarters. ISV shall pay all transportation, handling charges and insurance costs. All sales, use, personal property, withholding and other taxes relating to this Agreement shall be paid by ISV unless ISV provides PSC with valid tax exemption certificates or the equivalent thereof. ISV shall not be responsible for taxes based on PSC's net income.

3.3 Each product shall be delivered to ISV in a package which may contain one or more system media, manuals and license agreement. ISV shall deliver each product to ISV's customer unopened. PSC's shrinkwrap or clickwrap license agreement that accompanies the PSC products will govern the ISV customer's use of such products. Such PSC End User Product License Agreement will be solely between PSC and the ISV customer.

4. PROPRIETARY RIGHTS

4.1 Title to PSC products (including the manual, media and program contained therein) shall remain with PSC or PSC's licensors. ISV acknowledges that PSC products constitute a valuable asset of PSC and agrees to hold all such products strictly confidential in accordance with the terms of this Agreement. ISV shall, by all appropriate means, prevent unauthorized disclosure, publication, display or use of PSC products. ISV shall not, and shall require in any contracts with ISV's customers that such ISV customers shall not copy, modify or reverse engineer any PSC products, nor remove, alter, cover or obfuscate any copyright notices or other proprietary rights notices placed or embedded by PSC on or in any part of the PSC products. ISV shall be responsible for notifying PSC of such violations as they come to ISV's attention.

4.2 PSC, through this Agreement, shall acquire no rights to any ISV application programs developed or resold by ISV.

4.3 PSC shall have the right to inspect and audit all the accounting, sales, customer registration information and customer service books and records of ISV to ensure compliance with the terms of this Agreement. Any such audit shall be conducted only by PSC staff or a Certified Public Accountant whose fee is paid by PSC and all audits shall be conducted during normal business hours at ISV's offices and in such a manner as not to interfere unreasonably with ISV's normal business activities.

4.4 Because of the unique and proprietary nature of the products, it is understood and agreed that PSC's remedies at law for a breach by ISV of its obligations under this Section 4 will be inadequate and that PSC shall, in the event of any such breach, be entitled to equitable relief (including without limitation provisional and permanent injunctive relief and specific performance) in addition to all other remedies provided under this Agreement or available to PSC at law.

5. WARRANTIES

5.1 OTHER THAN THE LIMITED WARRANTY, IF ANY, ACCOMPANYING THE PRODUCT, TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, NEITHER PSC NOR PSC'S LICENSORS MAKE ANY WARRANTIES OR REPRESENTATIONS AS TO PERFORMANCE OF PSC PRODUCTS OR AS TO SERVICE TO ISV OR ANY OTHER PERSON. PSC RESERVES THE RIGHT TO CHANGE THE WARRANTY AND SERVICE POLICY SET FORTH IN SUCH LIMITED WARRANTY, OR OTHERWISE, AT ANY TIME, WITHOUT FURTHER NOTICE AND WITHOUT LIABILITY TO ISV OR ANY OTHER PERSON.

5.2 TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, ALL IMPLIED WARRANTIES, INCLUDING BUT NOT LIMITED TO IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NONINFRINGEMENT, ARE HEREBY EXCLUDED.

5.3 ISV SHALL MAKE NO REPRESENTATION OR WARRANTY CONCERNING THE QUALITY, PERFORMANCE OR OTHER CHARACTERISTICS OF THE PSC PRODUCTS OTHER THAN THOSE

                          PROGRESS SOFTWARE CORPORATION
                      INDEPENDENT SOFTWARE VENDOR AGREEMENT




WHICH ARE CONSISTENT IN ALL RESPECTS WITH, AND DO NOT EXPAND THE SCOPE OF, THE WARRANTIES OF PSC SET FORTH IN THIS AGREEMENT.

5.4 ISV agrees to take all actions reasonably specified by PSC in writing from time to time in order to insure that the Limited Warranty is made in compliance with all applicable law.

6. LIMITATION OF LIABILITIES
6.1 To the maximum extent permitted by applicable law, the liability, if any, of PSC for damages relating to any PSC products and/or services shall be limited to the actual amounts paid by ISV for such PSC products or services and shall in no event include incidental or consequential damages of any kind, even if PSC has been informed of the possibility of such damages. PSC's licensors and their suppliers shall have no liability to ISV or ISV's customers for any damages suffered by ISV or any third party as a result of using the PSC products or distributing any portion thereof, or as a result of any services relating thereto. Notwithstanding the foregoing, in no event shall PSC, its licensors, or any of their respective suppliers be liable for any lost revenue, profit or data, or for indirect, punitive, special, incidental or consequential damages of any character, including, without limitation, any commercial damages or losses, however caused and regardless of the theory of liability, arising out of the use or inability to use the PSC products, or any portion thereof, or any services, even if PSC, its licensors and/or any of their respective suppliers have been informed of the possibility of such damages. Some states do not allow the exclusion of incidental or consequential damages, so the above limitations may not apply.

7. TRADEMARKS
7.1 For the term of this Agreement, PSC hereby grants and ISV hereby accepts a license to use the Trademarks (as herein after defined) in the Territory in connection with the marketing and distribution of the PSC Products. ISV shall not use the Trademarks or confusingly similar marks in connection with any goods or services other than the PSC Products. All rights in the Trademarks shall remain at all times the sole property of PSC and all use of the Trademarks shall inure to the benefit of PSC. For purposes of this Agreement, the term "PSC Trademark" shall mean those names and designations by which any of the PSC products are known, and the name "Progress Software Corporation" or "PSC". ISV shall insure that none of the PSC Trademarks (or any variation thereof) appear in any portion of ISV's name or any name under which ISV does business.

8. SUPPORT
8.1 ISV shall bear primary responsibility for developing applications or for assisting ISV's customers in developing applications with PSC products, and will provide appropriate support to ISV's customers in using PSC products and/or using applications developed with PSC products. PSC will provide generally available technical support to ISV from PSC's Massachusetts offices.

9. INDEMNIFICATION
9.1 TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, ISV AGREES TO INDEMNIFY AND HOLD HARMLESS PSC AND ITS OFFICERS, DIRECTORS, EMPLOYEES, LICENSORS AND AGENTS, FROM AND AGAINST ANY AND ALL CLAIMS, DEMANDS, COSTS AND LIABILITIES (INCLUDING ALL REASONABLE ATTORNEY'S FEES) OF ANY KIND WHATSOEVER, ARISING DIRECTLY OR INDIRECTLY OUT OF ANY ACTION OR OMISSION BY ISV, INCLUDING, WITHOUT LIMITATION, ISV's PERFORMANCE OR FAILURE TO PERFORM UNDER THIS AGREEMENT.

10. TERMS
10.1 This Agreement shall become effective upon the date the Agreement is accepted by PSC and shall continue in force for twelve (12) months. Thereafter, it shall automatically renew for successive twelve (12) month periods. Notwithstanding the foregoing, either party may terminate this Agreement upon ninety (90) days written notice to the other party.

10.2 Notwithstanding the foregoing, so long as any material breach of this Agreement by ISV continues after thirty (30) days written notice by PSC, PSC may immediately terminate this Agreement, including any orders issued by ISV, on written notice to ISV.

10.3 So long as any material breach under this Agreement by PSC continues after thirty (30) days written notice by ISV, ISV may immediately terminate this Agreement on written notice to PSC.

10.4 In addition to any material breach of this Agreement, the application or adjudication in bankruptcy of ISV, or the dissolution of ISV shall immediately terminate this Agreement.

11. GENERAL
11.1 This Agreement may not be assigned by ISV, except in connection with a merger or sale of substantially all assets of ISV which does not materially affect its business activities nor its abilities to carry out its obligations under this Agreement.

11.2 This Agreement shall be construed in accordance with the laws of the Commonwealth of Massachusetts without regard to its principles of conflicts of laws. The United Nations Convention on Contracts for the International Sale of Goods shall not apply to this Agreement. The parties agree that exclusive jurisdiction and venue of any action with respect to this Agreement shall be in a court of competent subject matter jurisdiction located in the Commonwealth of Massachusetts and each of the parties hereby submits itself to jurisdiction and venue of such courts for the purpose of any such action.

11.3 Neither PSC nor ISV shall be liable for any delay or failure to take any action required hereunder (except for payment) due to any cause beyond the reasonable control of PSC or ISV, as the case may be, including, but not limited to unavailability or shortages of labor, materials, or equipment, failure or delay in the delivery of vendors and suppliers and delays in transportation.

11.4 If any provision of this Agreement is held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provision will not be affected or impaired thereby.

11.5 ISV agrees that it is an independent contractor and that this Agreement and the relations between PSC and ISV hereby established do not constitute a partnership, joint venture, agency or contract of employment between them, or any other similar relationship.

11.6 No waiver, alteration, modification or cancellation of any of the provisions of this Agreement shall be binding unless made in writing and signed by both PSC and ISV. The failure of either PSC or ISV at any time or times to require performance of any provision hereof shall in no manner affect the right at a later time to enforce such provision.

11.7 All notices required or permitted to be given under this Agreement shall be in writing and shall be sent by certified or registered mail, if to PSC to Progress Software Corporation, 14 Oak Park, Bedford, MA 01730, Attention: Vice President, Sales and Service, cc: Vice President and General Counsel; if to ISV to the address specified on the first page hereof. Either party may by such notice to the other party change such address.

11.8 ISV agrees that the provisions of Sections 2.4, 4, 5, 6 and 9 shall survive the expiration or earlier termination of this Agreement.

11.9 This Agreement is the complete and exclusive agreement between the parties and supersedes any prior agreements, proposals, representations, or understandings relating to the subject matter hereof. This Agreement may only be modified if agreed to in writing and executed by duly authorized representatives of PSC and ISV.

Agreed to:

Frontstep Solutions Group, Inc.
-------------------------------------
Independent Software Vendor



By:    /s/ Daryll Wartluft
       ----------------------------------
       Name:  Daryll Wartluft
       Title: Exec. VP, Products Group
       Date:  2/5/02



Accepted by:      Progress Software Corporation



By:    /s/ Justin P. Wright
       ----------------------------------
       Name:  Justin P. Wright
       Title: VP, North American Operations
       Date:  2/6/02



                 "This document has been reviewed &
                    approved by the PSC Legal Dept.

                        DLK Initials"

    AMENDMENT TO PROGRESS SOFTWARE INDEPENDENT SOFTWARE VENDOR AGREEMENT

            AMENDMENT to the Progress Software Corporation Independent Software Vendor Agreement is effective as February 1, 2002 ("Effective Date"), by and between Progress Software Corporation, a Massachusetts corporation with its principal place of business at 14 Oak Park, Bedford, Massachusetts 01730 ("PSC") and Frontstep Solutions Group, Inc., formerly known as Symix Computer Systems, Inc., an Ohio corporation with its principal place of business at 2800 Corporate Exchange Drive, Columbus, Ohio 43231 ("ISV").

            WHEREAS, PSC and ISV entered into a Progress Software Application Partner Agreement effective as of February 8, 1995 (the "AP Agreement"); and

            WHEREAS, PSC and ISV previously amended the AP Agreement by entering into an Amendment to the AP Agreement as of July 1, 1997 specifying special pricing for designated PSC products distributed by ISV in conjunction with certain ISV PROGRESS-based applications (the "Amendment");

            WHEREAS, ISV and PSC further amended the AP Agreement by entering into a Second Amendment whereby the parties agreed to expand the geographic scope of the special pricing terms and conditions in the Amendment to apply on a worldwide basis, specified additional terms and conditions pursuant to which ISV would have the right to copy and distribute an evaluation version of certain PSC products in combination with an evaluation version of ISV's PROGRESS-based application(s), and obtained the right to distribute the WebSpeed transaction server product in conjunction with ISV's SyteWeb application;

            WHEREAS, ISV and PSC desire to merge the AP Agreement, the Amendment and the Second Amendment into this one new ISV Agreement and Percent of Application ("POA") Amendment to the ISV Agreement to support all worldwide ordering and licensing of ISV's PSC based application(s).

            NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

1) Capitalized terms used but not defined in this Amendment shall have the same meaning as in the Agreement.

2)   The following terms as used herein shall have the following meanings:

     a) "Net License Fee" shall mean the then-current total license fee charged by ISV to each customer for the ISV Application Modules bundled with the Selected PSC Products in accordance with Section 5 below, net of any and all discounts, sales tax and shipping fees. The term "Net License Fee" shall not include revenue obtained by ISV for hardware, implementation, training, customization or support services.

     b)   "Selected PSC Products" shall mean the PSC products listed in Exhibit
          A.

     c) "Application Modules" shall mean the PROGRESS(R)-based ISV application software modules and add-on modules listed in Exhibit B to this Amendment and any other software modules (PROGRESS-based) supplied by ISV to ISV's customers for use as a component of or in conjunction with the PROGRESS-based ISV application software modules and add-on modules listed in Exhibit B. ISV may update Exhibit B from time to time to reflect new modules added to the ISV application suite by providing PSC with written notice of such updates.

     d) "Bundled Product" - as used throughout this Amendment, a bundled product shall be the Application Modules combined with the required Progress licenses necessary to deploy ISV's PSC based application.

          Note: ISV agrees that any development licenses provided within the POA bundle shall be for the use of ISV or limited use by the End User to modify the Application Modules only. End Users will receive no technical support from PSC. End users desiring to do further development in conjunction with the ISV application, or obtain technical support from PSC may purchase development products outside of the POA bundle, at list price. ISV will receive the agreed upon discount for the product. As PSC agrees to provide support for these licenses, there will be a 15% ISV discount off of PSC's then-current list price for maintenance.

     e) "Distributor(s)" shall mean a third party authorized by ISV to distribute the Bundled Product. A list of Distributor(s) as of the Effective Date of this Amendment is attached hereto as Exhibit D. Exhibit D may be updated from time to time upon the prior written approval of PSC, such approval shall not be unreasonably withheld.

3) TERRITORY: ISV shall have the right to distribute the Selected PSC products worldwide solely in conjunction with the deployment of the Application Modules subject to the terms and conditions of the Agreement and this Amendment.

4) DISTRIBUTOR(S) RIGHTS: ISV is granted the right to distribute the Bundled Product through Distributors. ISV hereby agrees that such sublicenses between ISV and Distributors shall be in writing and contain provisions no less restrictive than the terms contained within this Amendment.

5) DISTRIBUTOR PRICING: PSC product and maintenance royalties for sales through ISV's authorized Distributors shall be 1.5 times the royalty rates stated in Section 9 below.

6)   This Section intentionally left blank.

7) ISV PRICING: ISV will, in its sole discretion, establish and maintain a product price schedule setting forth the license fees for the Application Modules. A copy of ISV's current price schedules, both domestic and international, are attached hereto as Exhibit B. ISV shall provide PSC with written notice of any updates to the above-mentioned price schedules. Notwithstanding the foregoing, the special pricing terms and conditions set forth in this Amendment are based upon ISV's pricing model set forth in Exhibit B. In the event ISV substantially alters its pricing model from the one set forth in Exhibit B, ISV's license royalty fee and maintenance fee for the Selected PSC Product(s) deployed under such new pricing model shall be mutually negotiated by the parties.

8) ISV'S AGREEMENT WITH ITS CUSTOMERS: For each bundled software license (meaning the Application Module(s) and Selected PSC Products), ISV shall, prior to grant of such license, enter into a license agreement with its customer, specifying in such agreement the terms and conditions pertaining to the above-mentioned bundled software license. Such agreement at a minimum shall include the following limiting terms and conditions:

          i) The ISV customer's license to use the Selected PSC Products is limited to use of the Selected PSC Products by no more than the maximum number of users licensed to use the licensed Application Module(s) and solely in conjunction with such licensed Application Module(s). The Selected PSC Products licensed hereunder may not be used with other applications provided by a third party;

          ii) Use of the Selected PSC Products by an ISV customer, regardless of whether or not the Selected PSC Products were provided by ISV, an ISV subsidiary, or an ISV authorized Distributor, shall be subject to the standard terms and conditions set forth in PSC's then-current End User Product License ("Shrinkwrap") Agreement (a current copy of which is attached hereto as Exhibit C) that accompanies any Selected PSC Products shipped by PSC. ISV agrees to enter into a license agreement with such customer that is in writing or acknowledged by customer in electronic format, that contains terms and conditions no less restrictive and substantially similar to those contained in the Shrinkwrap. Furthermore, ISV and ISV's authorized Distributors agree to include in any such license agreement with their respective customer all third party license terms, conditions and restrictions contained in the Shrinkwrap, including, but not necessarily limited to, license restrictions of Sun Microsystems (Java technology), IBM (XML Parser) and RSA. If PSC includes additional third party products in the Selected PSC Products, ISV agrees to update its customer license agreement to include any additional license requirements associated with such additional third party products prior to shipping the Bundled Product containing the additional third party products to customer(s).

          iii) PSC and its suppliers shall be considered intended beneficiaries under the agreement between ISV and ISV customer, and PSC and its suppliers shall have the right to enforce the provisions of the agreement pertaining to limitations on ISV customer's use of the Selected PSC Products.

          iv) Selected PSC Products listed in Exhibit A and licensed as part of ISV's Application Modules will have no trade-in value. Furthermore, these licenses can only be used with ISV's Application Modules with which they were acquired.

 9) PSC LICENSE ROYALTIES: ISV shall pay PSC a royalty on all Net License and Maintenance fee revenue generated from any source if directly related to the sale, subscription, rental, lease or other form of license or sale for all of ISV's Application Modules (Progress based) worldwide, whether sold directly by ISV or through one of the ISV's business partners or distributors. Annual revenue used to determine the correct royalty rates and percentage discounts will include: Product, New Maintenance, Application Service Provider ("ASP") and Consulting Services revenue, paid to PSC under this agreement. Any revenue generated outside of this Agreement will not be counted towards the annual total used to determine the percentage listed in the table below.

      The parties agree that ISV's initial annual revenue commitment to PSC from December 1, 2001 to November 30, 2002 shall be $2,400,000. As such, PSC hereby grants to ISV an initial 11% Product Percent of Application ("POA") Rate, a 40% non-POA Product Discount, a 10% Maintenance Royalty Rate for POA Products, and a 30% Maintenance Discount on non-POA Products as defined in the table below. On December 1, 2002, and every December, 1 thereafter, PSC will evaluate ISV's revenue attainment for the prior year and adjust all POA rates and discounts from that point forward based on the following table:

         Total Product, New                 Product Percent of              Non-POA              Maintenance           Maintenance
         Maintenance, Consulting              Application Rate              Product              Royalty Rate          Discount on
         Services, and ASP Revenue                                          Discount                for POA               non POA
                                                                                                   Products              Products*
         0-$999,999                                  13%                       40%                   10%                   25%

         $1,000,000 -                                12%                       40%                   10%                   27%
         $2,399,000

         $2,400,000 -                                11%                       40%                   10%                   30%
         $2,999,999

         $3,000,000 -                              10.5%                       40%                   10%                   35%
         $3,999,999

         Over $4,000,000                             10%                       50%                   10%                   35%


          - Per Section 2d, ISV shall receive a 15% maintenance discount for End User development products as PSC is providing support for those users.

          - ISV may also order PSC products solely for ISV's internal development and technical support purposes only, and not for internal or external deployment or any other purpose, for an annual license usage fee of $20,000, the first $20,000 to be due and payable on July 30, 2002, and each July 30 thereafter, for so long as the Agreement and this Amendment remain in effect. Annual maintenance for such licenses is included in the $20,000 annual fee.

10)   PSC MAINTENANCE ROYALTIES:

      a) INITIAL MAINTENANCE TERM: In connection with ISV's initial distribution of Selected PSC Products in conjunction with each ISV license of Application Module(s) to an ISV customer, PSC maintenance coverage for such Selected PSC Products during the initial maintenance term shall be subject to a maintenance royalty based on the table above. Such royalty shall be calculated against ISV's yearly maintenance charge to its customer for the covered application. The above-mentioned fee is based upon a twelve (12) month initial maintenance term.

      b) RENEWAL MAINTENANCE TERM: For each ISV Application Module license, upon expiration of an initial term of maintenance as described in paragraph lOa of this Section, PSC's maintenance coverage for a twelve (12) month renewal term shall be subject to the appropriate percentage, from the table in section 9 above, of the yearly maintenance charge to ISV's customer. The maintenance fee for renewal maintenance for ISV customers who have allowed their maintenance to lapse beyond a sixty (60) day grace period shall be subject to a reinstatement charge of 2X the maintenance royalty rates listed above.

11) UPDATES/UPGRADES OF THE APPLICATION MODULES. For each Selected PSC Product license purchased for an ISV customer pursuant to Section 9, PSC shall be entitled to payment from ISV when additional application and/or maintenance revenue is generated from such ISV customer in connection with:

            i) The sale or license of additional Application Modules (with or without Selected PSC Products)

            ii) Any applicable upgrade or update to the Application Modules and/or the Selected PSC Products

            iii)  Any increase in the licensed user count.

      PSC's portion of such revenue shall be based upon the then-current product royalty and maintenance royalty formulas in effect at the time of the applicable update, upgrade or license of additional Application Modules. ISV shall include information about any such PSC Product and/or Maintenance Royalties in accordance with the reporting requirements of
      Section 16 herein.

12) SCOPE OF ROYALTIES: ISV agrees to pay PSC the royalties due hereunder for all software licensed directly or through entities with whom ISV has now (or in the future) entered into resale or other distribution arrangements, including ASP (rental / subscription) or other licensing models that may come into use. The parties agree that, at present, ISV has not yet entered into an ASP Agreement with PSC that would allow ISV to license it's products in an ASP environment. The parties agree to negotiate in good faith the terms and conditions that will govern the parties ASP relationship. Such agreement will be executed as an addendum to the Agreement and this Amendment.

13) SPECIAL PRICING PROVISIONS: The special pricing provisions set forth in this Amendment apply only to the Selected PSC Products distributed solely in conjunction with ISV's Application Modules for installation worldwide in accordance with the terms and conditions of this Amendment and the Agreement. In the event a new ISV customer or existing ISV customer desires to purchase a new PSC product license or upgrade an existing PSC product license for a PSC product not included in the definition of Selected PSC Products listed above, the PSC license and maintenance fees for such new PSC product license or upgrade shall be subject to PSC's then-current price list, terms, and conditions.

14) BUNDLING OF PSC PRODUCTS WITH ISV APPLICATION MODULES: ISV agrees to bundle Selected PSC Products with the Application Modules when submitting proposals and invoices to ISV's customers. ISV agrees that it will not list separately the price for any of the Progress products listed in Exhibit A (Selected PSC Products). The special pricing terms and conditions set forth in this Amendment shall not apply if ISV discounts the bundled application software, together with the Selected PSC Products, at a percentage higher than the discount applied to any other software components of the total sale to its customer. In particular, ISV has informed PSC that if ISV discounts the Bundled Product by more than forty percent (40%), ISV will nevertheless remit to PSC a royalty based on a maximum discount of forty percent (40%). This provision shall exclude sales of the Bundled Products through ISV Distributors.

15) LICENSE ASSIGNMENTS TO SUPPORT MERGER AND ACQUISITION ACTIVITY BY END USERS OF ISV: PSC does not allow the assignment of licenses to a new entity. However, PSC will allow a new license bundle to be provided under POA, to the new company, as long as ISV remits to PSC a POA royalty that is based on the revenue received by ISV for such re-licensing of the Bundled Product; in no case will the royalty be calculated on less than forty percent (40%) of the published list price for the Bundled Products that are being acquired by the new company. This special pricing provision is only allowed to facilitate the merger and acquisition activities of end user companies, and for no other reason. Any sales of new Bundled Products, made under this paragraph, that are reported to PSC more than forty-five (45) days after such sale has occurred, will have the PSC royalty calculated from the full published list price of ISV's Bundled Products that were acquired by the new company, regardless of whether or not the customer paid ISV a fee.

16) LICENSE TRANSFERS: PSC will allow the PSC bundled licenses, acquired under POA, to be transferred within the same legal entity, as long as ISV remits to PSC a POA royalty that is based on the revenue received by ISV for such transfer.

17) PLATFORM CHANGES: PSC will allow the PSC bundled licenses, acquired under POA, to be transferred to a different hardware or software platform, as long as ISV remits to PSC a POA royalty that is based on the revenue received by ISV for such platform change; in no case will the royalty be calculated on less than twenty percent (20%) of the published list price for the Bundled Products that are being transferred to the new platform. Any platform changes that are reported and paid to PSC more than forty-five (45) days after such platform change has occurred will have the PSC royalty calculated from the full published list price of ISV's Bundled Products that were transferred to the new platform, regardless of whether or not the customer paid ISV a fee. Bundled Products must be current on maintenance to be moved to a new platform. Platform change fees required hereunder shall only be payable to PSC for new licenses issued from the Effective Date forward, and shall not be required for licenses previously granted by ISV, where ISV has not, and will not, collected any platform change fees from such customers.

18) SUPPORT: ISV and ISV appointed distributors shall obtain support and maintenance for the Products from the applicable local Progress Software entity, its subsidiary or its authorized distributor company, or in territories where there is no such subsidiary or authorized distributor presence, support and maintenance shall be obtained directly from PSC. ISV and or its Business partners or distributors shall provide first line support for all of ISV's customers.

19)   ORDERING AND REPORTING PROCEDURES:

      a) FOR NEW CUSTOMER ORDERS, INCLUDING UPGRADES AND UPDATES: ISV shall provide a report on a weekly basis of all shipments to customers. During the last five (5) business days of each month, ISV shall provide this report on a daily basis. Such report (as well as all purchase orders provided hereunder) shall contain at least the following information: Customer name, Location, ISV's Net License Fee, Product Royalty owed to PSC, ISV's Net Maintenance Fee, Maintenance Royalty owed to PSC and number of users licensed to use ISV's application.

      b) FOR RENEWAL MAINTENANCE ORDERS: ISV shall provide PSC with a report on a weekly basis for each ISV customer who has elected to purchase a renewal maintenance term. Such report shall contain at least the following for each customer: customer name, location, serial number, ISV's net maintenance fee charged to the ISV customer for the renewal maintenance term, and PSC's Maintenance Royalty for the renewal maintenance term (in accordance with Section 9 and section 10).

      c) ORDER FORM TEMPLATE: For all purchase orders submitted by ISV to PSC, ISV shall use the purchase order form template attached hereto as Exhibit F.

      d) DISPUTED ORDERS, ADMINISTRATIVE CORRECTIONS: ISV's requests for administrative corrections to orders place with PSC under this Amendment will be made in writing by ISV within sixty (60) days of the original order date.

      e) ORDER PROCESSING AND INVOICING: The parties intend that all of ISV's worldwide software ordering and invoicing hereunder shall be pursuant to the terms of this Agreement and shall take place from each parties respective U.S. based headquarters. Notwithstanding the foregoing, orders may be processed and invoiced in the local country as local sales and customer service conditions require. ISV shall still provide a detailed report to PSC of all worldwide sales per the requirements of this Section 19, regardless of how and where the transaction originated.

20) PAYMENTS. All payments, and reports will be made in US dollars and sent to PSC, 14 Oak Park Bedford, MA 01730. For product, new maintenance and upgrades/updates ordered under section 19a and 19b, ISV shall make payment to PSC within thirty (30) days of ISV's order date. Interest shall accrue on any delinquent amounts owed by ISV to PSC at the lesser of eighteen percent (18%) per annum or the maximum rate permitted by applicable usury law.

21) LICENSE TRANSFERS TO THE POA BUNDLE: Progress licenses purchased originally through ISV, and or one of ISV's distributors can be transferred to the POA bundle for $225 per user paid to Progress.

22)   MASTER MEDIA FOR EVALUATION SOFTWARE:

      a) Upon ISV's request, PSC shall provide ISV with a master copy of generally available evaluation versions of the Selected PSC products on all available operating platforms, and shall grant ISV a license to copy and distribute such evaluation versions of the Selected PSC products to ISV customers in combination with an evaluation version of the Covered Applications subject to the following terms and conditions:

      b) ISV must display an evaluation agreement in a prominent location in the packaging and/or the installation routines, said evaluation agreement including terms and conditions substantially similar to those set forth in PSC's standard form of evaluation license agreement attached hereto as Exhibit E. Such evaluation agreement between ISV and ISV's customer shall, at a minimum, contain the following terms and conditions:

            i) Warranty and liability limitations, confidentiality obligations and limitations on copying, modifying, reverse engineering, or altering the evaluation software, which are no less restrictive than those set forth in PSC standard evaluation agreement attached hereto;

            ii) An express provision notifying ISV's customer that the evaluation software may contain a disabling function triggered automatically upon expiration of the evaluation license period;

            iii) A provision specifying that the evaluation software should not be used in connection with ISV customer's regular data processing activities; and

            iv) A provision stating that title to software products of ISV's supplier, including patents, copyrights and property rights applicable thereto, shall at all times remain solely and exclusively with such supplier;

      c) ISV shall maintain sole control over all copies of the master media and shall not release any such copies to any other party, including, but not limited to, ISV's authorized distributors and replication companies;

      d) ISV shall indemnify, defend and hold PSC, and its officers, directors, employees and agents harmless from and against any costs, damages, and expenses, including but not limited to reasonable attorney's fees, resulting from any demand, claim, or cause of action against PSC arising out of ISV's distribution of the evaluation version of the Selected PSC Products to ISV customers; and

      e) Following the termination of this Amendment, ISV shall immediately return to PSC all master copies of the evaluation software for the Selected PSC Products.

23) RESTRICTED COUNTRIES: ISV agrees that it will not distribute or sell Progress products in restricted international countries as defined by the United States Federal government, including the United States Department of Commerce and Office of Munitions Control, United States Department of Treasury.

24) FORECASTING: ISV shall provide a monthly ninety (90) day (3 month) rolling forecast to PSC detailing prospective ISV direct sales and distribution sales information.

25) TERM: Notwithstanding anything to the contrary set forth in Section 10.1 of the Agreement, the initial term of the Agreement and this Amendment shall commence on the Effective Date of this Amendment (with full implementation to occur or before April 1, 2002) and shall continue for twenty four (24) months from such Effective Date or until 01/31/2004, whichever is later. Thereafter, the provisions of this Amendment shall continue in force subject to termination:

      a) automatically upon termination of the Agreement pursuant to Article 10 of the Agreement

      b) thirty (30) days after written notice of termination by PSC. In the event PSC terminates this Amendment in accordance with this subsection, ISV's distribution of all PSC products, including the Selected PSC Products described herein shall be subject to the standard terms and conditions of the Agreement (prior to this Amendment) and PSC's then-current pricing policies.

26)   Nothing in this Amendment shall alter or modify PSC's rights, pursuant to
      Section 10.2 of the Agreement, to terminate the Agreement and this Amendment at any time if ISV fails to cure a material breach of its obligations within thirty (30) days of receipt of written notice from PSC.

27) COMPLIANCE REVIEW: Consistent with Section 4.3 of the Agreement, PSC will review compliance with the terms and conditions of the Agreement and this Amendment. PSC intends to conduct such a review two times per year. PSC's failure to perform the compliance review will not prevent PSC from performing future compliance reviews.

28) ASSIGNMENT OF AGREEMENT: Notwithstanding anything to the contrary set forth in Section 11.1 of the Agreement, the special pricing and distribution terms and conditions set forth in this Amendment may not be assigned by ISV.

29) MASTER MEDIA: Upon execution of this Amendment, PSC shall provide ISV with master media, including a set of master control codes, for each of ISV's deployment operating system platforms listed in the attached Exhibit B. Upon request thereafter, PSC shall provide one master media set for each additional ISV operating system platform, provided that the Selected PSC Products are generally available on such operating system platform, or updates to Selected PSC Products generally available on the existing operating system platform, subject to PSC's then-current media handling charges, if any. ISV shall have the right to reproduce and distribute copies for deployment to its customers in accordance with the terms and conditions of the Agreement and this

      Amendment. ISV shall maintain sole control over all copies of the master media and shall not release any such copies to any other party, including its authorized distributors. PSC reserves the right to withhold shipment of new master media if ISV is not current in reporting and payment to PSC.

30) SEVERABILITY: In the event any provision of the Agreement or this Amendment is held to be invalid or unenforceable, the remaining provisions will remain in full force and effect.

31) NO WAIVER: PSC's failure to enforce, or insist that ISV comply with a term in this Agreement is not a waiver of PSC's rights. Acceptance of royalties or maintenance payments by PSC is not a waiver of PSC's rights. The rights and remedies of PSC are separate and in addition to each other.

32) SCOPE: PSC and ISV agree that this is the complete agreement between the parties regarding the subject matter herein. Furthermore, PSC and ISV agree that any business entities doing business under the ownership or control of either party (including a division, subsidiary, etc.), shall also be bound by the terms and conditions of the Agreement and this Amendment. The parties agrees to furnish each of their respective subsidiaries or authorized distributor companies with a copy of the Agreement and this Amendment and shall use reasonable efforts to request that each such subsidiary or authorized distributor adhere to the terms herein and keep such terms confidential.

33) CONTRACTS AND AMENDMENTS: Additional agreements or amendments between the parties will be written as amendments to this Amendment. If subsequent to the signing of this Amendment, ISV enters into agreements that are in conflict with the terms of this Amendment and such conflict is not cured by ISV within thirty (30) days notice from PSC of the conflict, PSC may, at its option, terminate this Amendment, including the special pricing offered herein. If PSC chooses to terminate this Amendment, ISV will be granted the right to procure PSC products under ISV's original AP agreement dated February 8, 1995. ISV discount on PSC product shall then be forty percent (40%) off of PSC's then-current list prices, and the ISV discount on maintenance shall be twenty five percent (25%) off of PSC's then-current list prices.

Except as modified herein, all provisions of the Agreement are hereby confirmed and in all respects this Amendment (including Exhibits A through F hereto) and the Agreement shall be read and construed together as if the provisions of this Amendment had been part of the Agreement. The Agreement, concerning the subject matter hereof as modified by this Amendment, completely supersedes any earlier agreements between the parties. No other modifications or additions are made to the Agreement. Except as may be modified or amended by this Amendment, the terms and conditions of the Agreement shall remain in effect until termination of the Agreement. In the event of conflict between the terms and conditions of the Agreement and this Amendment, the terms and conditions of this Amendment shall govern.


IN WITNESS WHEREOF, this Amendment has been executed under seal for and on behalf of each of the parties hereto by their duly authorized representative.

ISV: FRONTSTEP SOLUTIONS GROUP, INC.      PROGRESS SOFTWARE CORPORATION


By:  /s/ Daryll Wartluft                  By:  /s/ Justin P. Wright
    --------------------------------         ---------------------------------

Name:  Daryll Wartluft                    Name: Justin P. Wright
      ------------------------------           -------------------------------


Title: Exec. VP, Products Group           Title: VP, North American Operations
      ------------------------------            ------------------------------

                       "This document has been reviewed &
                         approved by the PSC Legal Dept.
                               DLK Initials"

                                    EXHIBIT A

                             SELECTED PSC PRODUCTS:



Versions 8.3b and above of:

 Progress Products:           Enterprise Database Server

                              Client Networking

                              Query Results

                              AppServer

                              WebSpeed Transaction Server

                              1 User 4GL Development System

                              1 User Provision (Available platforms only)

                              SQL Client Access (Available versions only)

                                    EXHIBIT B


                  ISV CURRENT APPLICATION MODULES AND PRICING:



Application Modules:





Application Prices:

                                    EXHIBIT C

     PSC's END USER PRODUCT LICENSE ("SHRINKWRAP") AGREEMENT -- Version 9.1C

      End User Product License Agreement ("Agreement")

      CAUTION: BY INSTALLING THE SOFTWARE OR ENTERING THE CONTROL CODES YOU ACKNOWLEDGE YOUR UNDERSTANDING AND ACCEPTANCE OF THE FOLLOWING TERMS AND CONDITIONS. PLEASE CAREFULLY READ THESE TERMS AND CONDITIONS BEFORE INSTALLING THE SOFTWARE OR ENTERING THE CONTROL CODES. IF YOU DO NOT AGREE WITH THEM, PROMPTLY RETURN THE SOFTWARE, DOCUMENTATION, AND ALL COPIES THEREOF TO PROGRESS SOFTWARE CORPORATION OR THE SUPPLIER FROM WHICH IT WAS ACQUIRED FOR A FULL REFUND OF THE LICENSE FEES, IF ANY, PAID FOR SAID SOFTWARE.

      Subject to the following terms and conditions, Progress Software Corporation ("PSC") grants to you ("User") a non-exclusive license to use the enclosed software product(s) for which User has purchased a valid license and has received the requisite control codes (each such software product referred to individually herein as "Product" or collectively as "Products") and related manuals in written or electronic form ("Documentation"). The media on which the Products are recorded may also contain other software products for which User has not purchased a license. User shall have no right to use those other software products.

1.    Scope of License

      1.1 This license allows User to install and use the Products solely for internal use subject to the terms and conditions of this Agreement and the licensing use restrictions set forth in the attached Exhibit A, and as set forth in the applicable license addendum, accepted purchase order (subject to Section 9 below), or other PSC documentation. If a Product licensed to User hereunder is a development product, then the following additional restrictions apply: (a) User's license to use the Product shall be limited to use for internal application development and support purposes only, and
      (b) if the Product includes database or server components, such components are limited to use by the User for development and support purposes only.

      1.2 Neither the Products nor the Documentation may be transferred, sold, assigned, or otherwise conveyed by User to another party. User may not sell, rent, license, or grant sublicenses, leases, or other rights in the Products or Documentation to others. This Agreement automatically terminates if User transfers possession of any copy of the Products, Product Updates or Documentation to another party. User shall have no right to use the Products to provide time sharing services or act as or operate a service bureau or provide subscription or hosting services for others.

      1.3 For the purposes of this Agreement a "Product Update" shall mean any update, patch, new release and/or new version of a licensed Product delivered to User subject to and in accordance with PSC's then-current maintenance and support policies, fee requirements, and license terms and conditions in effect at the time such update, patch, new release and/or new version is delivered to User. Nothing herein shall be construed as an obligation of PSC to deliver any Product Update to User under this Agreement. A Product Update replaces part or all of a Product or Product Update previously licensed. Use of a Product Update terminates the license to use the Product or that part of the Product which the Product Update replaces and User shall destroy or return to PSC all copies of any prior Product or Product Update. In the event User obtains a Product Update, then, subject to the provisions above, User's continued use of the Product and/or the Product Update will be subject to the terms and conditions of the license agreement accompanying the Product Update.

      1.4 For Products that contain Java(TM) Technology, the following provisions apply:
      Java Platform Interface

      In the event that User creates any Java-related API and distributes such API to others for applet or application development, User must promptly publish an accurate specification for such API for free use by all developers of Java-based software. User may not modify the Java Platform Interface ("JPI", identified as classes contained within the "java" or "sun" package), by creating additional classes within the JPI or otherwise causing the addition to or modification of the classes in the JPI. Java software technology is not designed or intended for use in on-line control of aircraft, air traffic, aircraft navigation or aircraft communications; or in the design, construction, operation or maintenance of any nuclear facility. User will not use or, if applicable, redistribute the Java software technology for such purposes. PSC AND ITS LICENSORS EXPRESSLY DISCLAIM ANY LIABILITIES, REPRESENTATIONS OR WARRANTIES (EITHER EXPRESS OR IMPLIED) FOR SUCH USE.

      For Products that contain technology of RSA Security, Inc., the following provisions apply:

      User agrees not to remove, alter or destroy any proprietary, trademark or copyright notices placed upon or contained within the RSA software, user manuals or any related materials or documentation. User acquires no rights of any kind in or to any RSA trademark, trade name, logo or product designation under which the RSA software was or is marketed and shall not make any use of the same for any reason.

      1.5 If one or more of the Products contain any files including a notice stating that the contents of such files are subject to the terms and conditions of the POSSENET Public License, such files, to the extent that they are supplied as part of the Products, will be subject to the terms and conditions of this Agreement which will supercede the POSSENET Public License. The above-referenced files are also available, apart from the Products, on the POSSENET.org web site at http://www.possenet.org. If User obtains the above-referenced files other than as part of the Products, then User's use of such files will be subject to the terms and conditions of the POSSENET Public License, a copy of which can be obtained at hpp://www.possenet.org/license.html.

 2.   Progress Software's Rights

      The Products and Documentation are proprietary products of PSC, or its licensors, and are protected by copyright law. By virtue of this Agreement, User acquires only the non-exclusive right to use the Products and does not acquire any rights of ownership in the Products or the media upon which they are embodied. PSC, or its licensors, shall at all times retain all right, title, and interest in the Products and the media.

 3.   Non-Disclosure; Copies; Alterations

      User acknowledges that the Products are the valuable proprietary and trade secret information of PSC or its licensors. User shall (i) limit use and disclosure of the Products to its employees and to its consultants who agree to be bound by the terms of this Agreement; (ii) not provide or disclose any of the Products to another party; and (iii) take all reasonable precautions to maintain the confidentiality of the Products. User agrees not to cause or permit the reverse engineering, disassembly, copying, or decompilation of the Products, except to reproduce machine-readable object code portions for backup purposes and installation of new releases, under penalty of license termination but not exclusive of any other remedies. If the Products are licensed to User for use in a country which is a member of the European Community, User may reverse engineer and/or decompile the Products to the extent that sufficient information is not available for the purpose of creating an interoperable software program (but only for such purposes and to the extent that sufficient information is not provided by PSC upon written request). Furthermore, User is not restricted in a country which is a member of the European Community from observing, studying or testing the functioning of the Products solely in order to understand the ideas and principles which underly any element of the Products. User may copy the Products for installation, backup, or other purposes as described in the Documentation. User may not copy nor allow others to copy the Products or any Product Update for any other purpose. User agrees not to remove any product identification, copyright notices, or other notices or proprietary restrictions from the Products. User agrees not to disclose any benchmark results relating to its use of the Products without the prior written consent of PSC.

 4.   Limited Warranty

      PSC warrants that the materials of both the Product media and Documentation are not defective and that the software is properly recorded on the media. If either the media (such as the diskettes, cartridges, CD-ROMs, and magnetic tapes) or the Documentation is physically defective, PSC will replace it free of charge during the ninety (90) day warranty period. User's remedy is limited to return of the media and/or Documentation to the supplier or to PSC for replacement. This Limited Warranty is in effect for claims made within ninety (90) days from User's purchase of a Product. PSC warrants that it has the right to license the Products. PSC will defend User against any claim based on an allegation that a Product infringes a U.S. patent or copyright, but only if PSC is notified promptly in writing of such claim and is given sole control of the defense thereof and all related settlement negotiations relating thereto. Notwithstanding the foregoing, PSC shall not be liable to User for any claim arising from or based upon the alteration or modification of any of the Products. THE LIMITED WARRANTY SPECIFIED IN THIS SECTION 4 SETS FORTH THE ENTIRE WARRANTIES AND REPRESENTATIONS PROVIDED BY PSC TO USER WITH RESPECT TO THE PRODUCTS. SUCH LIMITED WARRANTY IS PROVIDED SOLELY BY PSC AND NOT PSC'S LICENSORS. EXCEPT FOR THE LIMITED WARRANTY PROVIDED SOLELY BY PSC TO USER PURSUANT TO THIS SECTION 4, NEITHER PSC NOR ITS LICENSORS, NOR ANY OF THEIR RESPECTIVE SUPPLIERS, MAKE ANY EXPRESS WARRANTIES OR REPRESENTATIONS RELATING TO THE PRODUCTS OR ANY SERVICES RELATED THERETO, AND FURTHER, TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, DISCLAIM ALL IMPLIED WARRANTIES AND REPRESENTATIONS INCLUDING BUT NOT LIMITED TO ALL IMPLIED WARRANTIES AND REPRESENTATIONS OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NON-INFRINGEMENT, WITH RESPECT TO THE PRODUCTS AND ANY SERVICES RELATED THERETO. For example, PSC does not warrant that there are no discrepancies between the Products and the Documentation, nor that errors cannot arise during the use of the Products. Without limiting the foregoing warranty disclaimers, User acknowledges that if the Product or Products licensed to User hereunder contain IBM's XML Parser for C++, then such IBM technology is licensed to User "AS IS" without warranty of any kind, whether express or implied. Neither PSC nor IBM assume any liability for any claim that may arise regarding the use of such IBM technology. THE LIMITED WARRANTY SPECIFIED IN THIS SECTION 4 GIVES THE USER SPECIFIC LEGAL RIGHTS, AND MAY ALSO IMPLY OTHER RIGHTS WHICH VARY FROM STATE TO STATE. SOME STATES DO NOT ALLOW THE EXCLUSION OR LIMITATION OF IMPLIED WARRANTIES, AND DO NOT ALLOW A LIMITATION ON HOW LONG ANY IMPLIED WARRANTY LASTS, SO THE ABOVE LIMITATIONS MAY NOT APPLY. No PSC employee, supplier, or agent is authorized to make any modification or addition to this warranty.

 5.   Limitation of Liability

      TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, THE LIABILITY OF PSC, IF ANY, FOR DAMAGES RELATING TO ANY PRODUCT AND/OR SERVICE SHALL BE LIMITED TO THE ACTUAL AMOUNTS PAID BY USER FOR SUCH PRODUCT AND/OR SERVICE. PSC'S LICENSORS AND THEIR SUPPLIERS SHALL HAVE NO LIABILITY TO USER FOR ANY DAMAGES SUFFERED BY USER OR ANY THIRD PARTY AS A RESULT OF USING THE PRODUCTS OR DISTRIBUTING ANY PORTION THEREOF, OR AS A RESULT OF ANY SERVICES RELATING THERETO. NOTWITHSTANDING THE FOREGOING, IN NO EVENT SHALL PSC, ITS LICENSORS, OR ANY OF THEIR RESPECTIVE SUPPLIERS BE LIABLE FOR ANY LOST REVENUE, PROFIT OR DATA, OR FOR INDIRECT, PUNITIVE, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES OF ANY CHARACTER, INCLUDING, WITHOUT LIMITATION, ANY COMMERCIAL DAMAGES OR LOSSES, HOWEVER CAUSED AND REGARDLESS OF THE THEORY OF LIABILITY, ARISING OUT OF THE USE OR INABILITY TO USE THE PRODUCTS, OR ANY PORTION THEREOF, OR ANY SERVICES, EVEN IF PSC, ITS LICENSORS AND/OR ANY OF THEIR RESPECTIVE SUPPLIERS HAVE BEEN INFORMED OF THE POSSIBILITY OF SUCH DAMAGES. SOME STATES DO NOT ALLOW THE EXCLUSION OF INCIDENTAL OR CONSEQUENTIAL DAMAGES, SO THE ABOVE LIMITATIONS MAY NOT APPLY.

 6.   Export Administration

      User agrees to comply fully with all relevant regulations of the United States Department of Commerce and with the United States Export Administration Act to assure that the Products and Documentation are not exported or re-exported in violation of United States law. Further, User shall not directly or indirectly export or re-export any Product, Documentation, or the direct product thereof without first obtaining PSC's written approval.

      THE RSA SOFTWARE AND TECHNOLOGIES LICENSED UNDER THIS AGREEMENT ARE SUBJECT TO UNITED STATES EXPORT CONTROL LAWS AND REGULATIONS WHICH RESTRICT EXPORTS, REEXPORTS AND DISCLOSURES TO FOREIGN PERSONS OF CRYPTOGRAPHIC ITEMS AND ARE ALSO SUBJECT TO CERTAIN FOREIGN LAWS WHICH MAY RESTRICT THE EXPORT, REEXPORT, IMPORT AND/OR USE OF SUCH ITEMS. PERFORMANCE OF THIS AGREEMENT IS EXPRESSLY MADE SUBJECT TO ANY EXPORT LAWS, REGULATIONS, ORDERS OR OTHER RESTRICTIONS IMPOSED BY THE UNITED STATES OF AMERICA, OR BY ANY OTHER COUNTRY OR GOVERNMENTAL ENTITY ON THE RSA SOFTWARE, PRE-RELEASE SOFTWARE OR OF INFORMATION RELATING TO EITHER. NOTWITHSTANDING ANY OTHER PROVISION OF THIS AGREEMENT TO THE CONTRARY, LICENSEE SHALL NOT IMPORT, EXPORT, OR REEXPORT, DIRECTLY OR INDIRECTLY, ANY RSA SOFTWARE OR PRE-RELEASE SOFTWARE OR INFORMATION PERTAINING THERETO TO ANY COUNTRY OR FOREIGN PERSON TO WHICH SUCH IMPORT, EXPORT, OR REEXPORT IS RESTRICTED OR PROHIBITED, OR AS TO WHICH SUCH COUNTRY, GOVERNMENT OR ANY AGENCY THEREOF REQUIRES AN EXPORT LICENSE OR OTHER GOVERNMENTAL APPROVAL AT THE TIME OF IMPORT, EXPORT, OR REEXPORT WITHOUT FIRST OBTAINING SUCH LICENSE OR APPROVAL. LICENSEE UNCONDITIONALLY ACCEPTS FULL RESPONSIBILITY FOR LICENSEE'S COMPLIANCE WITH THESE REQUIREMENTS.

 7.   U.S. Government Restricted Rights

      The Products are provided with RESTRICTED RIGHTS. Use, duplication or disclosure by the U.S. Government is subject to restrictions as set forth in this Agreement and as provided in DFARS 227.7202-1 (a) and 227.7202-3
      (a) (1995), DFARS 252.227-7013 (c) (1) (ii) (Oct 1988), FAR 12.212 (a)
      (1995), FAR 52.227-19 (June 1987), or FAR 52.227-14 (ALT III) (June 1987),
      as applicable. Contractor/manufacturer is Progress Software Corporation, 14 Oak Park, Bedford, MA 01730. Unpublished--all rights reserved under the copyright laws of the United States.

 8.   Records Inspection

      User shall maintain books and records in connection with User's actions under this Agreement. Such records shall include at a minimum the number of licenses purchased and being used by User. PSC may, at its expense, audit the records of User to ensure compliance with the terms of this Agreement. Any such audit shall be conducted during regular business hours at User's offices and shall not interfere unreasonably with User's activities. If any audit reveals that User has underpaid license and/or maintenance fees to PSC, User shall be invoiced for such underpaid fees based on PSC's list price in effect at the time the audit is conducted. If the underpaid fees are in excess of five percent (5%) of the license fees paid by User, then User shall pay PSC's reasonable costs of conducting the audit.

 9.   Miscellaneous

      THIS AGREEMENT IS THE COMPLETE AGREEMENT BETWEEN THE PARTIES WITH RESPECT TO THE PRODUCTS AND SUPERCEDES ANY OTHER COMMUNICATION OR ADVERTISING WITH RESPECT TO THE PRODUCTS. If User has signed a license agreement with PSC or one of PSC's subsidiary corporations, and if there is a conflict between the terms and conditions of the signed license agreement and this Agreement, the terms and conditions of such signed license agreement shall govern with respect to such conflict. To the extent there are any terms and conditions contained in User's purchase order or other documentation supplied by User ("User Documents") that are in conflict with or in addition to those terms and conditions specified in this Agreement, the terms and conditions contained in the User Documents shall be deemed to be stricken and the terms and conditions of this Agreement shall govern. Except as otherwise expressly set forth herein, this Agreement is governed by the laws of the Commonwealth of Massachusetts, excluding conflict of laws provisions.

10.   Special Canadian Provisions

      FOR USERS LOCATED IN CANADA, UNLESS EXPRESSLY STATED OTHERWISE, THE FOLLOWING SPECIAL TERMS AND CONDITIONS SHALL APPLY IN LIEU OF ANY CORRESPONDING PROVISION IN THE END USER PRODUCT LICENSE AGREEMENT. ALL OTHER PROVISIONS OF THE END USER PRODUCT LICENSE AGREEMENT SHALL APPLY IN ALL RESPECTS. PSC will defend User against any claim based on an allegation that a Product infringes a Canadian patent or copyright, but only if PSC is notified promptly in writing of such claim and is given sole control of the defense thereof and all related settlement negotiations relating thereto. However, except as specifically stated above, PSC MAKES NO WARRANTY, CONDITION, OR REPRESENTATION, EITHER EXPRESSED OR IMPLIED, INCLUDING WARRANTIES OR CONDITIONS OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, WITH RESPECT TO THIS PRODUCT AND DOCUMENTATION. User agrees to comply fully with all relevant laws and regulations of Canada and with the Governor in Council to assure that the Product and Documentation are not exported or re-exported in violation of Canadian law. The terms and conditions specified in the immediately preceding sentence are in addition to, and do not supercede, User's obligations to comply with the United States Export Control laws and regulations pursuant to Section 6 above. The parties have required that this Agreement and all documents relating thereto be drawn up in English. Les parties ont demand e que cette convention ainsi que tous les documents qui s'y rattachent soient rediges en anglais. This Agreement shall be governed by the laws of the Province of Ontario and the laws of Canada therein.

EXHIBIT A TO PSC END USER PRODUCT LICENSE AGREEMENT

Depending on each of the Products licensed, your license grant is subject to the following descriptions and use restrictions:

LICENSE TYPES

PSC products identified by PSC as being licensed under the "Client" license type are licensed to the combination of a specific network, vendor operating system, and site. A site is defined as a single building or campus of buildings. These PSC products need to be re-licensed (subject to PSC's consent) if there is a change to any of these elements of the license. These PSC products are licensed on a per-concurrent user basis (as described in further detail below). In wide-area network configurations, individual licenses must be purchased for each site.

PSC products identified by PSC as being licensed under the "Server" license type are licensed to the combination of a specific machine, vendor operating system, and site (as defined in the immediately preceding paragraph). These PSC products need to be re-licensed (subject to PSC's consent) if there is a change to any of these elements of the license. Unless otherwise expressly agreed to in writing by PSC, PSC licenses the Server type PSC products under one of the following licensing models: (1) per-concurrent user accessing the server, (2) per agent (a process executing in the server) or (3) flat fee per machine. If multiple machines are running a PSC product, each must be licensed separately.

CONCURRENT USER LICENSES

PSC products of the "Client" license type, including, without limitation, Progress(R) Client Networking, Progress(R) Personal RDBMS, and Progress(R) Results, are licensed on a per-concurrent user basis. The licensed concurrent user count for each such "Client" type PSC product must be at least equal to the total number of machines or display devices that may be running the PSC product or application simultaneously. A PSC product of the "Client" license type may run on any number of machines or display devices on the network as long as the total number of concurrent users does not exceed the number licensed.

Certain PSC products of the "Server" type, including, without limitation, Progress(R) Workgroup RDBMS, Progress(R) Enterprise RDBMS, Progress(R) DataServer, and Progress(R) AppServer(TM) products, are licensed on a per-concurrent user basis. The licensed user count for each such Server type PSC product must be at least equal to the total number of display devices that may be accessing the server simultaneously. A "display device" is any machine or device being actively used by a person or process, which could at any time access or use the Server type PSC product. It does not matter when or for how long the display device is actually connected to, or accessing the Server type PSC product, only that it has the potential to do so at any time, depending on actions or instructions from a user or process that is actively using the display device. All display devices must be licensed as users regardless of how they are accessing the Server type PSC product, including, without limitation, directly via a host/terminal connection, via a client-server connection, via a Progress(R) AppServer product, or via any other server or client proxy system. This includes, for example (and without limitation), J2EE servers that can multiplex a single database connection to support multiple users. It also includes, but again is not limited to, intermediate data structures, such as (but not limited to) OLAP cubes or CorVu Dynamarts, that are accessed by multiple users but may retrieve data via only one database connection. All display devices that can access the database server directly or indirectly must be counted as users. In general, the user count will equal the actual number of people or devices actively using the Server type PSC product. However, in cases where background jobs exceed the number of active users, the licensed user count is the number of background jobs. Each Server type PSC product licensed on a per-concurrent user basis must be licensed for the peak number of concurrent users required.

AGENT-BASED LICENSES

Progress(R) WebSpeed(R) Transaction Server is a "Server" type PSC product licensed on a per agent basis where an agent is a process executing in the server. Such PSC product is licensed according to the total number of agents available to the licensed machine, not by the number of users accessing the agents. The licensed agent count must be equal to or exceed the total number of concurrent WebSpeed(R) Transaction Server agents running on the licensed machine. A dedicated Progress(R) RDBMS or Progress(R) DataServer user must be licensed for each licensed WebSpeed(R) Transaction Server agent. As further clarification, the licensed Progress RDBMS or Progress DataServer user count must be equal to or greater than the sum of the total number of licensed Progress(R) WebSpeed(R) Transaction Server agents, plus the total number of simultaneous display devices that are not connected via WebSpeed, but also are accessing the Progress RDBMS or DataServer.

MACHINE-BASED LICENSES

Certain PSC product(s) of the "Server" type, including, without limitation, Progress(R) Name Server Load Balancer, are licensed to a specific machine for a flat fee, regardless of number of users or CPUs in the licensed machine. A license must be purchased for each machine running such Server type PSC product.

Product Specific Licensing Requirements

Progress Database Servers

Progress Workgroup RDBMS and Enterprise RDBMS are "Server" type PSC products licensed on a concurrent-user basis. A user does not have to be connected to the database to be a concurrent user. If products are used that could reduce the number of direct database connections needed to less than the actual number of concurrent users being served (examples of such products include, without limitation, AppServer or Citrix), the "Server" type PSC product licenses must still be licensed based on the number of concurrent display devices in use. For illustration purposes, and without limiting the foregoing provisions, assuming the User has a 10 user Client/Server configuration on a system running Citrix, then the User must obtain a 10 concurrent-user license for Progress Client Networking and a 10 concurrent user license for Progress RDBMS, even if Citrix uses a local connection to the database through shared memory. The provisions above also apply with regard to all Progress or third party application servers and intermediate data stores (such as OLAP cubes) that reduce the number of database connections need to access multiple users. All display devices that access data from the database, directly or indirectly, must be licensed as a user.

Progress AppServers

Progress AppServer is a "Server" type PSC product licensed on a concurrent-user basis. The licensed user count for such Server type PSC product must be at least equal to the total number of display devices (and background jobs) that can connect to the licensed Progress AppServer simultaneously. In distributed processing environments where Progress AppServers are licensed to run on multiple machines (each machine requires a separate Progress AppServer license), each display device counts as one user for each Progress AppServer connected to that display device.

Concurrent-user based licensing applies for stateless AppServers as well. For illustration purposes, and without limiting the foregoing, assume an application uses 10 stateless AppServers to service 50 clients, a 50 user AppServer license is required.

All types of client display devices that can connect to the Progress AppServer must be licensed as Progress AppServer users. For illustration purposes, and without limiting the foregoing, all display devices in use that can connect to a Progress AppServer via a Java or ActiveX client or application are considered users and must be counted when determining the correct Progress AppServer user license. All Progress WebClient users must be similarly licensed as Progress AppServer users. The Progress WebClient product is licensed under a separate license agreement.

Progress AppServer Plus

Progress AppServer Plus products are "Server" type PSC products licensed on a concurrent-user basis. The Progress AppServer Plus products consist of a bundled license of Progress AppServer and Progress Client Networking. The licensed user count must be calculated in accordance with the immediately preceding section titled "Progress AppServers". User is not required to purchase a separate Client Networking license when purchasing a license to use a Progress AppServer Plus product because

Client Networking is part of the bundle. The Progress AppServer Plus products are subject to certain minimum user count purchase requirements.

                                   EXHIBIT D



ISV Authorized Distributors:

                                   Exhibit E



PROGRESS SOFTWARE EVALUATION LICENSE AGREEMENT


Company Name (User)________________________________________________________

Contact Name_______________________________________________________________

Address____________________________________________________________________

City, State, Zip Code______________________________________________________

Telephone No. ________________________________ Fax No._____________________

Date _________________________________________


Agreement made this date by and between User listed above and Progress Software Corporation (PSC):
PSC grants you a non-transferable, non-exclusive license to use the following PSC computer software and/or documentation, herein known as PRODUCT, Solely for the purposes of evaluation and testing.



Core Product            ________________________________________________________

                        ________________________________________________________


Optional Product        ________________________________________________________

                        ________________________________________________________

Computer Model/         ________________________________________________________
Operating System
                        ________________________________________________________

Version                 ________________________________________________________

Media Type              ________________________________________________________

Expiration Date         ________________________________________________________

PSC will provide User with such PRODUCT provided that all Representatives of User agree to limit the use of PRODUCT as follows:

1. The license to use the PRODUCT shall be effective upon the User's receipt of a copy of the PRODUCT and remain effective for a period of thirty (30) days thereafter, or until such time as PSC withdraws the PRODUCT from the evaluation, whichever occurs first.

2. User shall have the right to use the PRODUCT on User's computer system only for the purposes of evaluation and testing the PRODUCT. The license granted herein includes the right to copy the PRODUCT for the purposes of using the PRODUCT on User's computer system and for archive purposes. No other right to copy or reproduce the PRODUCT or the PRODUCT documentation is granted hereunder.

3. User shall, during the term of this Agreement, periodically provide to PSC information describing the results of all evaluations and tests of the PRODUCT. User agrees to treat the test results as confidential, will not divulge the results to any third party and will not make any use of such information except in connection with it's evaluation of the PRODUCT.

4. User shall have the right to use the PRODUCT at no charge during the term of this Agreement.

5. If User fails to comply with any of it's obligations hereunder, PSC will have the right to terminate the license and take immediate possession of the PRODUCT and all copies.

6. The PRODUCT and all copies thereof are PSC proprietary property and title thereto remains in PSC. All applicable right in copyrights, trademarks and trade secrets in the PRODUCT are and will remain in PSC. User shall not sell, transfer, publish, disclose, display or otherwise make available the PRODUCT or copies thereof in any form to any third parties without the prior written approval of PSC. User agrees to secure and protect the PRODUCT AND COPIES THEREOF IN A MANNER CONSISTENT WITH THE MAINTENANCE OF PSC's right therein and to take appropriate action by instruction or agreement with its employees and other parties who have access to the PRODUCT or copies thereof to satisfy its obligations hereunder.

7. PSC MAKES NO REPRESENTATIONS OR WARRANTIES REGARDING THE USE OF THE PRODUCT, INCLUDING BUT NOT LIMITED TO, MERCHANTIBILITY OR FITNESS FOR A PARTICULAR PURPOSE. User shall have the sole responsibility for adequate protection and back-up of all data use in connection with the PRODUCT.

8. Promptly after any termination or expiration of this Agreement, User shall, unless otherwise agreed in writing between PSC and User, deliver to PSC the PRODUCT and destroy or render unusable all backup or other copies thereof. In addition, an authorized employee of User shall certify in writing to PSC that the PRODUCT has been destroyed or rendered unusable.

This agreement will be governed by, and construed and enforced in accordance with, the substantive laws of the Commonwealth of Massachusetts.

User

By:_________________________________________________
           Duly Authorized
Title:______________________________________________

Date:_______________________________________________

Progress Software Corporation

By:_________________________________________________
           Duly Authorized
Title:______________________________________________

Date:_______________________________________________

                                                     EXHIBIT F
ISV to Progress Order Form Template

REPORT - PROGRESS ORDER

CO#                           Date:              Type:
Installed :     Cust# (cust#) (name)(city)(state)(country)  Phone:
--------------------------------------------------------------------------------
 Ship To:                                                Company:
 Phone:                                                  Addressl:
 Fax:                                                    Address2:
 Email:                                                  Address3:
                                                         Address4:
 Ship Via:                               City, State, Zip Country:
 -------------------------------------------------------------------------------
 -------------------------------------------------------------------------------
 DETAIL                                                           Send
 SEQ.  TYPE  QTY  ITEM  USERS  VERS  PLATFORM   MEDIA   SN#       MEDIA
 -------------------------------------------------------------------------------
 Dollars
                                                  PSC       PSC         PSC      PSC      POA       POA
                                       POA        Reinstate Reinstate
                                                  Product   Product     Maint    Maint    Product  Product
                                       Maint      Maint     Maint
SEQ.  TYPE  QTY  SKU                              LTSL      ROYALTY     LIST     ROYALTY   NET     ROYALTY    ROYALTY   LIST
                                                  ---------------------------------------------------------
--------------------------------------------------------------------------------






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